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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 6, 1998 on the consolidated financial statements of Universal International, Inc. for the year ended December 31, 1997 included in 99 CENTS Only Stores Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement on Form S-3.


                                          ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
April 8, 1998